Exhibit 10(ac)

Stock UNIT Award Agreement

This Stock Unit Award Agreement (the “Agreement”) is made as of the 24th day of April, 2019 between Myers Industries, Inc., an Ohio corporation (the “Company”), and __________, a non-employee director (the “Director”) of the Company.

WHEREAS, the Company has heretofore adopted the 2017 Incentive Stock Plan of Myers Industries, Inc. as amended and restated (Effective April 25, 2018) (the “Plan”); and

WHEREAS, it is a requirement of the Plan that a Stock Unit Award Agreement be executed to evidence the Stock Units granted to the Director.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree as follows:

1.Grant of Stock Units.  The Company hereby grants to the Director an Award of ____________________ Stock Units on the terms and conditions set forth herein and in the Plan.  Each Stock Unit represents the right of the Director to receive an amount equal to the Fair Market Value of a Share on the date that payment is made with respect to the Stock Unit.

2.Rights with Respect to Stock Units.  The Stock Units granted pursuant to this Agreement represent an unfunded and unsecured obligation of the Company, and the Director shall have no rights with respect to the Stock Units other than those of a general creditor of the Company.  Prior to the issuance of Shares as payment with respect to the Stock Units, the Director shall have no rights of ownership in or to the Shares underlying the Stock Units and shall not be deemed the beneficial owner of such Shares.

Stock Unit Award Agreement

April 24, 2019

3.Restrictions on and Vesting of the Stock Units.

(a)Except as otherwise provided in this Agreement and the Plan, none of the Stock Units may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of.

(b)The Stock Units subject to this agreement shall vest in full on the date of the 2020 annual meeting of shareholders of the Company (the “Vesting Date”), subject to the Director’s continuous service as a director of the Company through the Vesting Date.

4.Payment and Issuance of Shares.

(a)Unless the Director has made a Deferral Election (as defined below), on the Vesting Date, the Company shall make a payment to the Director of one Share for every Stock Unit that became vested as of such Vesting Date as payment with respect to each such vested Stock Unit.

(b)A Director may elect to defer receipt of Shares relating to a Stock Unit beyond the Vesting Date in accordance with the procedures set forth in Section 11 of the Plan (a “Deferral Election”).  In the event that the Director has made a Deferral Election with respect to the Shares subject to the Director Award granted hereby at least twelve (12) months prior to the Vesting Date and otherwise in accordance with the procedures set forth in Section 11 of the Plan, on the date that the Director ceases to be a member of the Board for any reason whatsoever (the “Deferral Payment Date”), or within thirty (30) days thereafter, the Company shall make a payment to the Director of one Share for every Stock Unit subject to this Agreement as payment with respect to each such Stock Unit.  If any dividends are declared on the Company’s Shares after the Vesting Date while the Stock Units subject to this Agreement are outstanding, the Company shall make a payment to the

Stock Unit Award Agreement

April 24, 2019

Director on the Deferral Payment Date, or within thirty (30) days thereafter, with respect to each Stock Unit subject to this Agreement, in an amount equal to the aggregate amount of dividends that would have been payable to the Director with respect to each such Stock Unit had such Stock Units instead been issued and outstanding Shares on the record date of any such dividends (the “Dividend Equivalent Amount”).  At the Company’s discretion, payment of the Dividend Equivalent Amount may be made in cash or in Shares having a Fair Market Value on the Deferral Payment Date equal to the Dividend Equivalent Amount.

(c)At the Company’s election, the Company shall cause the Shares delivered as payment with respect to the Stock Units, either on the Vesting Date or on the Deferral Payment Date, as the case may be, to either be evidenced by a book entry account maintained by the Company’s stock transfer agent (the “Transfer Agent”) or by a certificate issued in the Director’s name.  Upon the earlier of the date the Shares are evidenced in a book entry account maintained by the Transfer Agent or the date a certificate for the Shares are issued in the Director’s name, the Director shall be a shareholder with respect to the Shares and shall have all of the rights of a shareholder with respect to the Shares, including the right to vote the Shares and to receive any dividends and other distributions paid with respect to the Shares.  Notwithstanding anything to the contrary herein, following a Change of Control of the Company, the Company, at its election, may elect to make any payment required to be made to the Director pursuant to this Section 4 in cash rather than Shares.

Stock Unit Award Agreement

April 24, 2019

5.Taxes.  The Company shall have the right to satisfy any obligation of the Company to withhold taxes or other amounts with respect to the Stock Units by withholding Shares otherwise deliverable to the Director with respect to the Stock Units having a Fair Market Value equal to the statutory minimum amount of such tax or other withholdings.  Furthermore, the Company may elect to deduct from any cash payment made to the Director pursuant to this Agreement the amount of any taxes or other amounts which the Company is or will be required to withhold with respect to such cash payment.

6.No Right to Board Seat.  Nothing in this Agreement shall confer upon the Director any right to continue to serve as a director of the Company.

7.Acknowledgement.

(a)The Director acknowledges that neither the Company nor any of the Company’s affiliates, officers, shareholders, employees, agents or representatives has provided or is providing the undersigned with tax advice regarding the Stock Units subject to this Agreement or any other matter, and the Company has urged the Director to consult with his or her own tax advisor with respect to the income taxation consequences associated with the Stock Units subject to this Agreement.

(b)Whenever payment under this Agreement specifies a payment period with reference to a number of days (e.g., payment may be made within thirty (30) days after the Deferral Payment Date), the actual date of payment within the specified period will be determined solely by the Company.

Stock Unit Award Agreement

April 24, 2019

(c)It is intended that this Award of Stock Units comply with Section 409A of the Code, and this Award and the terms of this Agreement shall be interpreted and administered in a manner consistent with such intent.  The Director’s right to receive each payment hereunder shall be treated as a separate payment for purposes of Section 409A of the Code.

8.Incorporation of Provisions of the Plan.  All of the provisions of the Plan pursuant to which the Stock Units are granted are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Agreement and the terms contained in the Plan, the Plan shall control.  To the extent any capitalized terms are not otherwise defined herein, they shall have the meanings set forth in the Plan.

9.Invalidity of Provisions.  The invalidity or unenforceability of any provision of this Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, shall not affect the validity or enforceability of the remainder of this Agreement.

10.Waiver and Modification.  The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.

11.Interpretation.  All decisions or interpretations made by the Committee with regard to any question arising under the Plan or this Agreement as provided by Section 4 of the Plan, shall be binding and conclusive on the Company and the Director.

Stock Unit Award Agreement

April 24, 2019

12.Multiple Counterparts.  This Agreement may be signed in multiple counterparts, all of which together shall constitute an original agreement.  The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.

13.Governing Law.  This Agreement shall be governed by the laws of the State of Ohio.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and the Director has hereunto set his or her hand, all as of the day and year first above written.

MYERS INDUSTRIES, INC.

By:
Its:

INSERT, Director